JOHN HANCOCK CAPITAL SERIES

                          Amendment of Section 5.11 and
                        Establishment and Designation of
         Class A Shares, Class B Shares, Class C Shares, Class I Shares,
                      Class NAV Shares and Class R Shares
                            of Beneficial Interest of
                       John Hancock Classic Value Fund II
                     a Series of John Hancock Capital Series


              Establishment and Designation of New Series of Shares

     The undersigned, being a majority of the Trustees of John Hancock Capital Series, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time (the "Declaration of Trust"), do hereby establish an additional series of shares of the Trust (the "Shares"), having rights and preferences set forth in the Declaration of Trust and in the Trust's Registration Statement on Form N-1A, which Shares shall represent undivided beneficial interests in one separate portfolio of assets of the Trust (the "Fund") designated "John Hancock Classic Value Fund II". The Shares are divided to create six classes of Shares of the Fund as follows:

     1. The six classes of Shares of the Fund established and designated hereby are "Class A Shares", "Class B Shares", "Class C Shares", "Class I Shares", "Class NAV Shares" and "Class R Shares", respectively.

     2. Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class NAV Shares and Class R Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

     3. The purchase price of Class A Shares, of Class B Shares, of Class C Shares, of Class I Shares, of Class NAV Shares and of Class R Shares, the method of determining the net asset value of Class A Shares, of Class B Shares, of Class C Shares, of Class I Shares, of Class NAV Shares and of Class R Shares, and the relative dividend rights of holders of Class A Shares, of holders of Class B Shares, of holders of Class C Shares, of holders of Class I Shares, of holders of Class NAV Shares and of Holders of Class R Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

     The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of such additional series of Shares, effective June 6, 2006.

                            Amendment of Section 5.11

     The undersigned, being a majority of the Trustees of John Hancock Capital Series, a Massachusetts business trust (the "Trust"), acting pursuant to Section
8.3 of the Amended and  Restated  Declaration  of Trust dated March 8, 2005,  as

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amended from time to time, do hereby amend Section 5.11, effective June 6, 2006, as follows:

     1.   Section 5.11 (a) shall be deleted and replaced with the following:

          Without  limiting  the  authority of the Trustees set forth in Section
          5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series: John Hancock International Classic Value Fund and John Hancock Core Equity Fund, which consists of Class A Shares, Class B Shares, Class C Shares, and Class I Shares; John Hancock Classic Value Fund, John Hancock Large Cap Select Fund, John Hancock U.S. Global Leaders Growth Fund, each of which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares, and Class R Shares; John Hancock Allocation Growth + Value Portfolio and John Hancock Allocation Core Portfolio, each of which consists of Class A Shares, Class B Shares, Class C Shares, and Class R Shares, (the `Existing Series') and John Hancock Classic Value Fund II, which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class NAV Shares and Class R Shares.

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.









                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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     This Amendment may be executed in one or more  counterparts,  each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this instrument on the 6th day of June, 2006.

/s/James R. Boyle                              /s/Charles L. Ladner
-----------------                              --------------------
James R. Boyle                                 Charles L. Ladner

/s/James F. Carlin                             /s/John A. Moore
------------------                             ----------------
James F. Carlin                                John A. Moore

/s/Richard P. Chapman, Jr.                     /s/Patti McGill Peterson
--------------------------                     ------------------------
Richard P. Chapman, Jr.                        Patti McGill Peterson

/s/William H. Cunningham                       /s/Steven R. Pruchansky
------------------------                       -----------------------
William H. Cunningham                          Steven R. Pruchansky

/s/Ronald R. Dion
-----------------
Ronald R. Dion